EXHIBIT 10.63

MORTGAGE SUPPLEMENT
Mortgage Supplement No. 1

This Mortgage Supplement No. 1 (the “Supplement”), is entered into by and among SunPower Philippines Manufacturing Ltd., a foreign corporation duly licensed to do business under the laws of the Philippines with office address at 100 Trade Avenue, Phase 4, Special Economic Zone, Laguna Technopark, Biñan Laguna (“SPML”), SPML Land, Inc., a corporation organized and existing under the laws of the Philippines with principal address at 100 East Main Ave., LTI Biñan Laguna (“SPML Land” or, together with SPML, the “Mortgagors”, or, individually, each the “Mortgagor”); and the International Finance Corporation, an international organization established by the Articles of Agreement among its member countries including the Republic of Philippines ("IFC" or the “Mortgagee”).

WHEREAS, the Mortgagors and Mortgagee have executed and registered a Mortgage Agreement dated as of 6 May 2010 (the “Mortgage Agreement”), to secure the Obligations of the Mortgagors referred to in such agreement;

WHEREAS, the Mortgage Agreement provides that the Mortgagors and Mortgagee shall execute and register Mortgage Supplements for the purposes stated therein; and

WHEREAS, in fulfillment of the continuing obligation of the Mortgagors under the Mortgage Agreement, Loan Agreement, and Financing Documents each of the Mortgagors desires to execute this Mortgage Supplement with the Mortgagee.

NOW, THEREFORE, the parties hereto agree as follows:

1.
Unless otherwise defined in this Mortgage Supplement, (i) capitalized terms shall have the meanings set forth in the Loan Agreement and the Mortgage Agreement unless the context otherwise requires, and (ii) the principles of construction set forth in the Loan Agreement and the Mortgage Agreement shall apply.

2.
The Mortgagors hereby confirm that (i) certain of the Assets identified and described as Future Real Assets in the Mortgage Agreement have come into existence and/or have been acquired in ownership by a Mortgagor as of the date hereof (those certain assets to be herein called the “New Assets”), and (ii) the New Assets are now identified and more fully described in Schedule A to this Mortgage Supplement.

3.
The Mortgagors hereby acknowledge and agree (i) that the Real Estate Mortgage has been granted, created, established, and constituted on the New Assets in favor of Mortgagee and (ii) that such Real Estate Mortgage are subject to the same provisions, terms, and conditions of the Mortgage Agreement as are applicable to the Mortgage on the Present Real Assets thereunder, as fully and completely for all legal intents and purposes as if owned by the relevant Mortgagor on the date of execution of the Mortgage Agreement.

4.
The parties hereto confirm that the New Assets serve as security for payment of the Obligations to the extent of the amount stated in Section 2.01(d) (Creation of Real Estate Mortgage) of the Mortgage Agreement, including interests, fees, and charges that may be due thereon.

5.
Each of the Mortgagors undertakes, at Mortgagors' cost and expense, to register this Mortgage Supplement with the appropriate Registry of Deeds and, where necessary, other appropriate government agencies, in the Philippines in accordance with the Mortgage Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representative to execute and deliver this Supplement as of November 3, 2010.

SunPower Philippines Manufacturing Ltd.

By:	/s/ Suzanne Mondonedo

Name:	Suzanne Mondonedo
Title:	Assistant Secretary

SPML Land, Inc.

By:	/s/ Nereo Mella

Name:	Nereo Mella
Title:	Director and Corporate Secretary

International Finance Corporation

By:	/s/ Jesse O. Ang

Name:	Jess O. Ang
Title:	Resident Representative

Signed in the presence of

_________________________              _________________________

ACKNOWLEDGMENT AND CERTIFICATION OF OATH

REPUBLIC OF THE PHILIPPINES    )
REPUBLIC OF THE PHILIPPIES    ) S.S.
BINAN LAGUNA

BEFORE ME, a Notary Public for and in the above jurisdiction this 3 day of November 2010 personally appeared the following individual/s, representing the respective corporation/s indicated below his/their names:

Name	Community Tax Certificate No. & Passport No.	Issued at/on
SunPower Philippines Manufacturing Ltd. represented by: Suzanne Mondonedo		Sep 18, 2006

SPML Land, Inc. represented by: Nereo Mella		Sep 30, 2010

personally known to me or identified by me through competent evidence of identity to be the same person[s] who presented to me and signed in my presence this Mortgage Supplement No. 1 consisting of 5 pages, including this Acknowledgment Page, all of which were signed by them and their instrumental witnesses, and they represented that they executed this Agreement as their free and voluntary act and that they are duly authorized to sign for the corporations they respectively represent.

This Mortgage Supplement No. 1 relates to the Mortgage Agreement dated as of 6 May 2010 among the same parties and consists of 5 pages, including the pages of this Acknowledgment and Schedule A attached hereto, and is signed by the parties hereto and their instrumental witnesses on the signature page and on the left margin of the other pages hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal this 3 day of November, 2010 at Binan City, Philippines.

Doc. No. 405            [Notarial Stamp]
Page No. 82
Book No. IV
Series of 2010.                    [Notarial Stamp]

ACKNOWLEDGMENT AND CERTIFICATION OF OATH

REPUBLIC OF THE PHILIPPINES    )
TAGUIG CITY                ) S.S.

BEFORE ME, a Notary Public for and in the above jurisdiction this 8th day of November personally appeared the following individual/s, representing the respective corporation/s indicated below his/their names:

Name	Community Tax Certificate No. & Passport No.	Issued at/on
International Finance Corporation represented by: JESSE O. ANG		Jan. 14, 2010 DFA Manila

personally known to me or identified by me through competent evidence of identity to be the same person[s] who presented to me and signed in my presence this Mortgage Supplement No. 1 consisting of 5 pages, including this Acknowledgment Page, all of which were signed by them and their instrumental witnesses, and they represented that they executed this Agreement as their free and voluntary act and that they are duly authorized to sign for the corporations they respectively represent.

This Mortgage Supplement No. 1 relates to the Mortgage Agreement dated as of 6 May 2010 among the same parties and consists of 5 pages, including the pages of this Acknowledgment and Schedule A attached hereto, and is signed by the parties hereto and their instrumental witnesses on the signature page and on the left margin of the other pages hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal this 8th day of November, 2010 at TAGUIGCITY, Philippines.

Doc. No. 283
Page No. 55                        [Notarial Stamp]
Book No. 1
Series of 2010.

Schedule A

1.
The Lease Rights of SPML over the Premises under the Contract of Lease between SPML and SPML Land effective as of 1 September 2010 executed on 12 October 2010 (Doc. No. 361, Page No. 34, Book No. IV, Series of 2010 of Notary Public Edgardo M. Salandanan for Biñan, Laguna).